Exhibit 10j.(17)

SERVICE AGREEMENT APPLICABLE TO FIRM

TRANSPORTATION SERVICE

UNDER RATE SCHEDULE FS-I

THIS AGREEMENT made and entered into this 1st day of November, 2004, by and between:

TransCanada PipeLines Limited, a body corporate, having an office and carrying on business in the City of Calgary, in the Province of Alberta, (herein after referred to as “Company”),

-and-

Northwest Natural Gas Company, a body corporate, having an office and carrying on business in the City of Portland, in the State of Oregon, (herein after referred to as “Shipper”)

WHEREAS, Company’s Facilities extend from a point of interconnection with the pipeline facilities of NOVA Gas Transmission Ltd, (NGTL) at the Alberta-British Columbia border, near the NGTL Coleman delivery point, through southeast British Columbia to a point of interconnection with the pipeline facilities of PG&E Gas Transmission, Northwest Corporation (PG&E GTNW) at the international border near Kingsgate, British Columbia; and

WHEREAS, Shipper desires Company, on a firm basis, to transport certain quantities of natural gas through Company’s Facilities from Alberta/British Columbia border near Coleman, Alberta to British Columbia/U.S. international border near Kingsgate, B.C; and

WHEREAS, Company is willing to transport certain quantities of natural gas for Shipper, on a firm basis;

NOW, THEREFORE, the parties agree as follows:

1 This agreement is subject to all valid legislation with respect to the subject matters hereof, either provincial or federal, and to all valid present and future decisions, orders, rules, and regulations of all duly constituted governmental authorities having jurisdiction

2 Shipper acknowledges receipt of a current copy of Company’s Gas Transportation Service Documents (GTSD) and Company agrees to provide Shipper with any amendments thereto

1 The terms used herein shall have the same meanings as are ascribed to corresponding terms in the General Terms and Conditions contained in the GTSD (General Terms and Conditions).

2 Shipper hereby requests, and Company agrees to provide Service pursuant to Service Schedule F5-1 in accordance with the attached Schedule A which is incorporated into and forms part of this Agreement, such Service to commence on the Service Availability Date and to terminate, subject to the provisions hereof, on the Service Termination Date.

3 Shipper agrees to make gas available for Shipper’s share of Company Use Gas, or pay for such gas, pursuant to Section 8.5 of the General Terms and Conditions

4 Company undertakes to redeliver to Shipper, and Shipper agrees to accept, at the Delivery Point, a quantity of gas equivalent in heat content to the quantity received by Company from Shipper, expressed in Gigajoules (G/s), at the Receipt Point, after deducting a quantity of gas, if any, provided by Shipper for Company Use Gas.

5 Shipper agrees to make gas available for Shipper’s share of Company Use Gas, or pay for such gas, pursuant to Section 8.5 of the General Terms and Conditions.

6 Company undertakes to redeliver to Shipper, and Shipper agrees to accept, at the Delivery Point, a quantity of gas equivalent in heat content to the quantity received by Company from Shipper, expressed in Gigajoules (GJs), at the Receipt Point, after deducting a quantity of gas, if any, provided by Shipper for Company Use Gas.

7 In providing service to its existing or new Shippers, Company will use the priority of service specified in Section 8.11 of Company’s General Terms and Conditions

8 Prior to the Service Availability Date, Shipper shall provide Company with all information identified in Company’s Request for Transportation Form

9 Shipper agrees to pay, during the period commencing from the Service Availability Date, and in accordance with Schedule FS-I, the General Terms and Conditions, the Statement of

Effective Rates and Charges and Schedule “A” attached hereto (all as may be amended from time to time), the rates, tolls and charges fixed by Company firm time to time, in respect of each month, and portion thereof that this Firm Service Agreement and any renewal thereof is in effect

In the event that the Service Availability Date occurs on any day other than the first day of a month, then the demand charge payable for such month under Sub-section 4 31 of Service Schedule FS-I shall be the product resulting from multiplying the demand charge otherwise payable for such month by a fraction, the numerator of which shall be the number of days in such month subsequent to and including the Service Availability Date and the denominator of which is the total number of days in such month

10. Shipper covenants that it will make timely arrangements for upstream and downstream transportation, gas supply and markets and all necessary governmental authorizations and that it will advise the up stream and downstream transporters of the receipt and delivery points under this Agreement.

Shipper acknowledges and agrees with Company that Company is relying upon the covenant contained in this clause and agrees that if any such arrangements or authorizations ale not in place prior to the Service Availability Date, such will not affect the Shipper’s obligation to pay any demand charge, surcharge, or any other amount payable to Company.

11. If Shipper elects to exercise its option to terminate this Firm Service Agreement as provided for in Section 49 of Service Schedule FS-I, it shall execute and serve upon Company a termination notice not less than 12 months prior to the Service Termination Date as such date may be extended from time to time.

12. Shipper agrees not to make demand or bring action against Company for Company’s refusal to transport gas hereunder in the event that any upstream or downstream transporter fails to receive or deliver gas as contemplated by this agreement provided that such failure was not directly caused by the negligence of Company.

13. Subject to Section 8.9 of the General Terms and Conditions of this GTSD, any notice or any request, demand, statement, bid or bill (for the purpose of this paragraph, collectively referred to as “Notice”) provided for by the Service Schedules, the Service Agreements and the General Terms and Conditions, or any notice which either Shipper or Company may wish to give to the other, shall be in writing and shall be directed as follows:

Shipper: Northwest Natural Gas Company

220 N.W. Second Avenue

Portland, Oregon 97209

Attention: Mr. Randolph S Friedman

Manager, Gas Supply

E-mail Address: rsf@nwnatural.com

Company: TransCanada PipeLines Limited

450-1” Street S W.

Calgary, Alberta, Canada T2P 5Hl

Attention: Leader, Customer Services

Subject to Section 89 of the General Terms and Conditions of this GTSD, any notice may be given by telecopier or other telecommunication and any such Notice shall be deemed to be given four (4) hours after transmission Notice may also be given by personal delivery 01 by courier and any such Notice shall be deemed to be given at the time of delivery. Any Notice may also be given by prepaid mail and any such Notice shall be deemed to be given four (4) Business Days after mailing In the event regular mail service, courier service, telecopier or other telecommunication shall be interrupted by a cause beyond the control of the parties hereto, then the party sending the Notice shall utilize any service that has not been so interrupted to deliver such Notice Each party shall provide Notice to the other of any changes of address for the purposes hereof Any Notice may also be given by telephone followed immediately by personal delivery, courier, prepaid mail, telecopier, or other telecommunication, and any such Notice so given shall be deemed to be given as of the date and time of the telephone Notice

14. The terms and conditions of Service Schedule FS-I and the General Terms and Conditions are, by this reference, incorporated into and made part of this Service Agreement.

15. A waiver by either party of one or more defaults by the other hereunder shall not operate as a waiver o any future default or defaults, whether of a like or different character

16. This Agreement may be amended only by an instrument in writing executed by both parties hereto

17. Nothing in this Agreement shall be deemed to create any rights or obligations between the penalties hereto after the expiration of the term hereof, as same may be extended from time to time, except that termination of this Agreement shall not relieve either’ party of the obligation to correct any gas quantity imbalances or of the obligation to pay any amounts due hereunder

IN WITNESS WHEREOF the parties here to have caused this Agreement to be executed as of the day and year first written above.

Northwest Natural Gas Company	TransCanada PipeLines Limited

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SCHEDULE A to the Firm Service

Agreement Dated November 1,

2004 Between

TransCanada PipeLines Limited

AND

Northwest Natural Gas Company (Shipper)

Receipt Point	Alberta/British Columbia Border near Coleman, Alberta Minimum Pressure Available 4200 kPa

Delivery Point:	British Columbial/U.S. international border near Kingsgate, B C Maximum Pressure Available 5500 kPa

3	Shipper’s Haul Distance		170 7 Km

4	Shipper’s Compression Utilization		170 7 Km

5.	Maximum Day Delivery Quantity (MDDQ)		(Winter ) 50,840 GJ/d
(Summer) 50,840 GJ/d

6	Service Availability Date		November 1, 2004

7	Service Termination Date		October 31, 2016

8	Surcharge Amount
		For Special Facilities	Dollars/Month
		For Other Total	Dollars/Month
		Surcharge	Dollars/Month

9	Schedule A Effective Date		November 1, 2004

Northwest Natural Gas Company	TransCanada PipeLines Limited

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